                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 DEMEGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 DEMEGEN, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          1)     Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

          2)     Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:*

           ---------------------------------------------------------------------

          4)     Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

          5)     Total fee paid:

           ---------------------------------------------------------------------

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)     Amount Previously Paid:

           ---------------------------------------------------------------------

          2)     Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------

          3)     Filing Party:

           ---------------------------------------------------------------------

          4)     Date Filed:

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

                                 DEMEGEN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Demegen, Inc., (the "Corporation") will be held at the Holiday Inn Parkway East, 915 Brinton Road Pittsburgh, Pennsylvania 15221, on Friday, February 16, 2001 at 3:00 p.m. local time for the following purposes:

     1. To elect seven directors to serve for a one year period.

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Required Vote. The presence, in person or by proxy, of the holders of a majority of all Common and Preferred Stock is necessary for a quorum at the Annual Meeting. In all matters other than the election of Directors, the affirmative vote of the majority of shares present in person or represented by proxy shall decide any question before such meeting. Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting.

YOUR VOTE IS IMPORTANT. If you are unable to attend the Annual Meeting, please mark, date, sign and return the accompanying proxy in the enclosed return envelope by February 9, 2001. A Stockholder executing and returning a proxy has the power to revoke it at any time before it is voted (i) by giving written notice of such revocation to the Corporation, (ii) by submission of another proxy bearing a later date or (iii) by attending the meeting and requesting to vote in person.

                                      By Order of the Board of Directors

                                      Richard D. Ekstrom,
                                      Chairman

                                 DEMEGEN, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                               FEBRUARY 16, 2001

                                    PROXIES

The Board of Directors is soliciting proxies from Stockholders to permit Stockholders who are unable to attend the Annual Meeting to cast their vote.

A proxy form is included with this Proxy Statement. This proxy permits the Stockholder to direct the proxy holders to vote in accordance with any specification made thereon and, if no specification is made, will be voted for the election as directors of the nominees named herein and in favor of ratifying the appointment of Ernst & Young as independent auditors for the fiscal year ending September 30, 2001.

A Stockholder executing and returning a proxy has the power to revoke it at any time before it is voted (i) by giving written notice of such revocation to the Secretary of the Company, or (ii) by submission of another proxy bearing a later date or (iii) by attending the meeting and requesting to vote in person.

The enclosed proxy should be signed in the name of the Stockholder listed thereon.

                     QUORUM AND VOTE REQUIRED FOR APPROVAL

The presence, in person or by proxy, of the holders of a majority of all Common Stock is necessary for a quorum at the Annual Meeting. The favorable vote of a majority of the votes represented at the meeting is required for the approval of each proposal brought before the Meeting, except for the election of Directors, which will be determined by a plurality of the votes cast.

IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE BY FEBRUARY 9, 2001.

                                      The Board of Directors
                                      Demegen, Inc.

January 8, 2001

                              GENERAL INFORMATION

This Proxy Statement is furnished beginning January 8, 2001 to all Stockholders in connection with the solicitation on behalf of the Board of Directors of Demegen, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of the Stockholders of the Corporation on Friday, February 16, 2001.

The Record Date for determining those Stockholders entitled to notice of, and those Stockholders entitled to vote at, the Annual Meeting is January 2, 2001 and any adjournment thereof. As of that date, 32,304,778 shares of the Corporation common stock, par value $0.001 (Common Stock) and 4,444,444 shares of its preferred stock, par value $0.001 (Preferred Stock) were issued and outstanding. Each holder of shares of Common Stock and each holder of shares of Preferred Stock shall have one vote for each share held of record on each matter which is being submitted for Stockholder approval except in connection with the election of directors. In accordance with the provisions of the Corporation's Articles of Incorporation, as amended, (i) four directors are to be elected solely by the holders of Common Stock , (ii) two directors are to be elected solely by the holders of Preferred Stock, and (iii) one director is to be elected by all Stockholders.

                             ELECTION OF DIRECTORS

The size of the Board of Directors is currently seven members. At the Special Meeting of Stockholders held on September 19, 1998, amendments to the Corporation's Articles of Incorporation (the "Articles") were approved which created a classified Board of Directors of six members, three of whom are to be elected solely by the vote of holders of Common Stock. As permitted by the Articles, at a meeting of the Board held on October 16, 1998 and November 19, 1999, the Board passed a resolution with the consent of the holders of Preferred Stock increasing the size of the Board to seven members, with four member to be elected solely by the vote of holders of Common Stock. Accordingly, holders of Common Stock are entitled to vote their shares for five of the seven directors to be elected at the Annual Meeting. With the vote at the Annual Meeting on February 16, 2001 the Board of Directors remain with seven members.

The proxies given by holders of Common Stock will be voted for the election as directors of five nominees to hold office for a period of one year or until election of their successors. All nominees are current members of the Board. Should any nominee become unable to accept election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or for holding a vacancy to be filled by the Board. The Board of Directors has no reason to believe that the persons listed as nominees will be unable to serve.

The following table lists, as of December 31, 2000 the following information concerning each nominee for director: his principal occupation or employment; age; the year in which he first became a director of the Corporation; and any directorships in public companies.

                                                                DIRECTOR
            NAME, PRINCIPAL OCCUPATION, AND AGE                  SINCE
            -----------------------------------                 --------
NOMINEES TO BE ELECTED BY COMMON STOCKHOLDERS

RICHARD D. EKSTROM                                                1996
Richard D. Ekstrom has served as Chairman of the Board of
Directors and President of the Company since January 1996.
Mr. Ekstrom was Chief Financial Officer from December 1994
until August 1998. Mr. Ekstrom holds a B.A. from Cornell
University and an M.B.A. from Boston University. From 1990
through 1991, Mr. Ekstrom was President of Cost Containment
Corporation and from 1993 through 1994, he was Chief
Operating Officer of Preferred Solutions Inc., both of which were start-up pharmacy benefit management companies. Mr.
Ekstrom is a member of the Board of Directors of Access
Health Alternative, Inc., a nutritional health care company.
Age, 56.

JESSE M. JAYNES                                                   1992
Jesse M. Jaynes, Ph.D. is a Co-Founder of the Company and
has served as Vice President of Research since 1992. He is
the Company's Chief Scientist and the inventor of the core
technologies. He holds A.S. in Biology from the College of
Eastern Utah, a B.S. in Zoology from Southern Utah State
University and earned his doctorate in BioChemistry at
Brigham Young University. He completed postdoctoral
fellowships in the Department of Plant Pathology at Montana
State University and the Plant Growth Laboratory at the
University of California, Davis before joining the faculty
of Louisiana State University in 1985. Age, 49.

                                                                DIRECTOR
            NAME, PRINCIPAL OCCUPATION, AND AGE                  SINCE
            -----------------------------------                 --------
JOHN BRIDWELL                                                     1999
John Bridwell has been President of Ditch Witch of Oklahoma
for the past 20 years. Presently, he is involved with an
Oklahoma health care company; Health Heaven, Shepard Mall
Partnership, Riva Finance Co. and the City of Edmond
Economic Development. He also currently serves as director
of First Enterprise Bank of Oklahoma City. Age, 68.

ROBERT E. HANNAN                                                  1999
Robert E. Hannan is the Principal and Chief Executive
Officer of the Genesis Group, a diversified business
consulting firm since 1981. Genesis Group has served the
health care and biotechnology industries since its
inception. Mr. Hannan is also Founder and Chief Executive
Officer of POV Incorporated, a strategic management
publishing firm and is Founder and Editorial Director of
four health care news releases under the brand name The
Genesis Report. Mr. Hannan is a member of the American
Association for the Advancement of Science and the New York
Academy of Science. Mr. Hannan is a member of the Board of
Directors of four privately held Healthcare and
Biotechnology companies. Age, 53.

NOMINEE TO BE ELECTED BY ALL STOCKHOLDERS

JERRY B. HOOK                                                     1999
Jerry B. Hook, Ph.D., is the former Chairman of the Board
and CEO of Sparta Pharmaceuticals, Inc., which was recently
sold to Supergen, Inc. Dr. Hook was previously President and
CEO of Lexin Pharmaceutical, which was acquired by Sparta in
1996. Prior to Lexin, he was Senior Vice President and
Director, Research and Development SmithKline Beecham
Pharmaceuticals. Previously, Dr. Hook sits on the Board of
Directors of two privately held biotechnology firms. Dr.
Hook was Professor of Pharmacology and Toxicology at
Michigan State University and Director, Center for
Environmental Toxicology. Age, 62.

NOMINEES TO BE ELECTED BY PREFERRED STOCKHOLDERS

KONRAD WEIS                                                       1998
Konrad M. Weis, Ph.D., is the former President and Chief
Executive Officer of Bayer USA, the American subsidiary of
Bayer AG, a chemical, pharmaceutical and information
company. Dr. Weis is currently on the boards of PNC Equity
Management Corporation, Titan Pharmaceuticals and Visible
Genetics, Inc. In addition, he is a trustee of Carnegie
Mellon University and the Heinz Endowments. Age, 72.

JAMES COLKER                                                      1998
James Colker is the Managing General partner of the CEO
Venture Fund. He is also a director of the Pittsburgh
Technology Council, the Pennsylvania Technology Council and
trustee of Penn Southwest Association, as well as a board
member of a number of small advanced technology companies.
Previously, Mr. Colker was Chairman and Chief Executive
Officer of Contraves Goerz Corporation. Age, 72.

Messrs. Colker and Weis are affiliates of CEO Venture Fund, which purchased 4,444,444 shares of the Company's Preferred Stock in June of 1998 prior to their election to the Board of Directors. None of the other nominees has been a party to any transaction with the Company during the last 3 years except, with respect to nominees who are also employees of the Company, various transactions related solely to the terms of their employment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS' VOTE "FOR" THE ELECTION OF
                             EACH OF THE NOMINEES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2000, the ownership of the Company's Common Stock and Convertible Preferred Stock by (i) each director of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to own more that 5% of the Company's Common and Convertible Preferred Stock.

                                               BENEFICIAL OWNERSHIP
                                               --------------------
                                    TITLE OF    NUMBER OF
         NAME AND ADDRESS            CLASS     SHARES (1)    % (1)
         ----------------           --------   -----------   ------
Richard D. Ekstrom (2)               Common     2,728,250     7.07%
1051 Brinton Road
Pittsburgh, PA 15221
Jesse M. Jaynes, Ph.D. (3)           Common     1,996,626     5.21%
1051 Brinton Road
Pittsburgh, PA 15221
John Bridwell (5)                    Common     1,034,937     2.81%
1051 Brinton Road
Pittsburgh, PA 15221
Robert E. Hannan (4)                 Common       125,000     0.34%
1051 Brinton Road
Pittsburgh, PA 15221
Konrad Weis Ph.D. (8)                Common       984,616     2.68%
1051 Brinton Road
Pittsburgh, PA 15221
James Colker (6)                     Common    10,260,000    24.60%
2000 Technology Drive
Suite 160
Pittsburgh, PA 15219
Jerry B. Hook Ph.D. (4)              Common       125,000     0.34%
1051 Brinton Road
Pittsburgh, PA 15221
S. Robert Fatora Ph.D. (9)           Common       300,000     0.82%
1051 Brinton Road
Pittsburgh, PA 15221
Mary L. Silverberg (7)               Common       112,336     0.31%
1051 Brinton Road
Pittsburgh, PA 15221
All Directors and Officers           Common    17,666,765    38.15%
as a group (9 persons)

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities & Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 30, 2000, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Includes 1,850,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(3) Includes 1,600,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable and 15,000 shares of Common Stock owned by Mr. Jaynes' minor child over which he claims beneficial ownership.

(4) Includes 125,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(5) Includes 50,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable

(6) Mr. Colker is the Managing General Partner of the CEO Venture Fund III ("CEO") and, therefore, has beneficial ownership over the Company's 400,000 shares of the Company's Common Stock, Convertible Preferred Stock and related Warrants held by CEO. The 4,444,444 shares of Convertible Preferred Stock are convertible into 4,444,444 shares of the Company's Common Stock. Additionally, CEO has a Warrant to purchase 4,965,556 shares of the Company's Common Stock at an exercise price of $0.45 per share. The Warrant expires on June 14, 2008. Additionally, CEO has a warrant to purchase 400,000 shares of the Company's Common Stock at an exercise price of $0.75 per share. This Warrant expires on March 31, 2005

    Additionally, Mr. Colker has assigned options that he received as a Director of the Company, to purchase 50,000 shares of Common Stock to the CEO Venture Fund III. The options are currently exercisable.

(7) Includes 35,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable. Additionally, she has a warrant to purchase 10,668 shares of the Company's Common Stock at an exercise price of $0.75 per share. The Warrant expires on March 31, 2005.

(8) Includes 50,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable. Additionally he has a warrant to purchase 200,000 shares of the Company's Common Stock at an exercise price of $0.75 per share. The Warrant expires on March 31, 2005. Mr. Weis is the managing partner of Weis Capital Fund LP ("Fund") and, therefore, has beneficial ownership over the Fund's 100,000 shares of the Company's Common Stock and 100,000 Warrants held by the Fund. The Warrant is at an exercise price of $0.75 per share. The Warrant expires on March 31, 2005

(9) Does not include 1,400,000 shares of Common Stock issuable upon the exercise of options that are not vested and are therefore currently unexercisable. The majority of these options vest and become exercisable upon the achievement of certain contractually determined benchmarks.

During the fiscal year ended September 30, 2000, there were eight regular meetings of the Board of Directors, and each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors. Each of the incumbent directors attended at least 75% of the meetings of the committees of the Board of Directors on which they served during the fiscal year.

The Board of Directors has several committees which perform various functions. The Audit Committee reviews the work of the Corporation's independent auditors and management to ensure that each is properly discharging its responsibilities in the area of financial control and reporting. The committee presently consists of Messrs. Colker, Weis, Bridwell, Hannan and Hook. The Audit Committee held one meeting in the fiscal year ended September 30, 2000, however telephonic discussions were held on a quarterly basis with the independent auditors.

The Nominating Committee recommends prospective nominees for election to the Board of Directors. The committee presently consists of Messrs. Colker, Weis, Bridwell, Hook, Hannan and Ekstrom. The Nominating Committee held one meeting in the fiscal year ended September 30, 2000. The Nominating Committee will consider recommendations by stockholders in accordance with the Corporation's By-Laws. Any such recommendations are to be submitted to the Secretary of the Corporation in accordance with the By-Laws.

The Compensation Committee is responsible for administering the Corporation's Stock Option Plan, designating employees eligible to participate in such plan, the number of options to be granted and the terms and conditions of each option. The Compensation also reviews the performance of the Corporation's management and makes recommendations with respect to the compensation of management. The committee presently consists of Messrs. Colker, Weis, Bridwell, Hook and Hannan. The Compensation Committee held one meeting in the fiscal year ended September 30, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Colker, Weis, Bridwell, Hook and Hannon.

                        EXECUTIVE OFFICERS; COMPENSATION

EXECUTIVE OFFICERS

NAME                          AGE        POSITION HELD
----                          ---        -------------
Richard D. Ekstrom            56         Chairman and President
S. Robert Fatora              56         Chief Operating Officer -- Pharmaceutical Products
Jesse M. Jaynes               49         Vice President of Research
Mary L. Silverberg            56         Secretary

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the named executives concerning their respective annual and long term compensation for the last three years.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                       AWARDS PAYOUTS
                               --------------------------------------   -----------------------------------
                        (B)                                (E)               (F)           (G)        (H)         (I)
         (A)                      (C)        (D)       OTHER ANNUAL       RESTRICTED     OPTIONS/    LTIP      ALL OTHER
       NAME AND                 SALARY      BONUS      COMPENSATION         STOCK          SARS     PAYOUTS   COMPENSATION
  PRINCIPAL POSITION    YEAR    ($)(A)       ($)           ($)           AWARDS($)(B)     (#)(C)      ($)        ($)(D)
  ------------------    ----   ---------   -------   ----------------   --------------   --------   -------   ------------
Richard D. Ekstrom      2000   $140,000    $25,000          --                   --       600,000     --             --
President               1999   $120,000         --          --                   --            --     --             --
                        1998   $120,000         --          --                   --      1,600,000    --             --
S. Robert Fatora        2000   $102,500         --          --             $264,000      1,400,000    --             --
COO                     1999   $     --         --          --                   --            --     --             --
                        1998   $     --         --          --                   --            --     --             --
Jesse M. Jaynes         2000   $120,000    $10,000          --                   --            --     --         $2,048
Vice President          1999   $120,000         --          --                   --            --     --         $1,648
                        1998   $120,000         --          --                   --      1,600,000    --         $3,833

---------------
(A) Represents fiscal years ended September 30.

(B) Dr. Fatora received 300,000 restricted Common Shares upon his employment with the Company. They were valued at the share price he commenced his employment with the company (April 1, 2000).

(C) Dr. Fatora received options to purchase, up to 1,200,000 shares of the Corporation's common stock at exercise prices of $0.45 and $0.90 per share. The options vest the earlier of seven years from issue or the achievement of certain performance objectives. The options expire in Fiscal 2010. He also received options for 200,000 shares which vest ratably on April 1, 2001 and 2002 at an exercise price of $0.45 per share and expire in fiscal 2010.

    The 1,600,000 option grants to Messrs. Ekstrom and Jaynes are fully vested. The options issued in Fiscal 1998 are at an exercise price of $0.05 per share and expire on March 5, 2008. Mr. Ekstrom's option issued in Fiscal 1996 to purchase up to 600,000 shares of Common Stock at an exercise price of $0.15 per share had their expiration date extended from October 31, 2000 to October 31, 2010 at the September 17, 1999 meeting of the Compensation Committee.

    The 600,000 option grant to Mr. Ekstrom in Fiscal 2000 has 150,000 shares vested with the remaining shares vesting ratably on May 1, 2001, 2002 and 2003. The exercise price of these options is $0.75 per share and the options expire in Fiscal 2010.

(D) Represents premiums on $1 million life insurance policy on the life of Dr. Jaynes whose beneficiary is Dr. Jaynes' family.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                 ------------------------------------------------
                                              % OF TOTAL
                                 NUMBER OF      OPTIONS
                                 SECURITIES   GRANTED TO                            MARKET
                                 UNDERLYING    EMPLOYEES    EXERCISE                 PRICE
                                  OPTIONS      IN FISCAL     PRICE     EXPIRATION   AT DATE
NAME                              GRANTED      YEAR (%)      ($/SH)       DATE       GRANT
----                             ----------   -----------   --------   ----------   -------
Richard D Ekstrom (A)             600,000        26.4%        0.75      10/31/10      N/A
S. Robert Fatora (B)              900,000        61.5%        0.45      03/05/08     0.88
                                  600,000                     0.90      03/05/08      N/A

---------------
(A) The 600,000 option grant to Mr. Ekstrom in Fiscal 2000 has 150,000 shares vested with the remaining shares vesting ratably on May 1, 2001, 2002 and 2003. The exercise price of these options is $0.75 per share and the options expire in Fiscal 2010.

(B) Mr. Fatora received options to purchase, up to 1,200,000 shares of the Corporation's common stock at exercise prices of $0.45 and $0.90 per share. The options vest the earlier of seven years from issue or the achievement of certain performance objectives. The options expire in Fiscal 2010. He also received options for 200,000 shares which vest ratably on April 1, 2001 and 2002 at an exercise price of $0.45 per share and expire in fiscal 2010.

COMPENSATION OF DIRECTORS

The directors of the Company are reimbursed for expenses that they incur in performing Board duties.

During Fiscal 2000, the members of the Company's Board of Directors received the following options to purchase shares of the Company's Common Stock. All of these options expire in Fiscal 2005.

DIRECTOR               OPTIONS TO PURCHASE   EXERCISE PRICE
--------               -------------------   --------------
John Bridwell             25,000 shares          $0.50
Konrad Weis               25,000 shares          $0.50
James Colker (A)          25,000 shares          $0.50
Robert Hannan             25,000 shares          $0.50
Jerry Hook (B)           100,000 shares          $0.45
Jerry Hook                25,000 shares          $0.50

---------------
(A) Mr. Colker assigned his options to the CEO Venture Fund III of which he is the Managing General Partner.

(B) Mr. Hook received 100,000 options upon his appointment to the Board of Directors and 25,000 options upon his reelection to the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

                       AGREEMENTS WITH AFFILIATED PARTIES

None

                      RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors of the Company, acting upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP, independent auditors, to examine the financial statements of the Company for the fiscal year ending September 30, 2001. Ernst & Young has conducted the annual audit of the Company's financial statements since 1995. Although stockholder approval of this appointment is not required by law or binding on the Board, the Board believes that stockholders should be given this opportunity to express their views. If the stockholders do not ratify the appointment of

Ernest & Young as the Company's independent auditors, the Board will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

A representative of Ernst & Young is expected to be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF ERNST &
                                     YOUNG.

                                 OTHER BUSINESS

The Board of Directors is not aware of any other matter to be voted upon at the meeting. However, Stockholders unable to attend the Annual Meeting of Stockholders may permit the person or persons designated in the proxy form submitted by them to vote their shares in their discretion upon any other business which may properly come before the meeting.

                            AUDIT COMMITTEE MATTERS

Securities & Exchange Commission rules now require that every three years a company's audit committee charter be included in the Company's Proxy and that the report of the Audit Committee be included annually.

                                 DEMEGEN, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operation of the Audit Committee. The Audit Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least two directors. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, independent auditors and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

     - The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholder's. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the

       Independence Standards Board. Annually, the Audit Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors, subject to shareholder's approval.

     - The Audit Committee shall discuss with the independent auditors the overall scope and plans for the audit including the adequacy of staffing. Also, the Audit Committee shall discuss with management and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet with the independent auditors, with and without management present, to discuss the results of their examination.

     - The Audit Committee shall review the interim financial statements with management and the independent auditors prior to filing of the Company's Quarterly Report on Form 10-QSB. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

     - The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report of Form 10-K, including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

                                 DEMEGEN, INC.

                           REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements of the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and clarity of disclosures of the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during Fiscal 2000.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended September 30, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of the Company's independent auditors.

                                                  Respectfully submitted,

                                                  James Colker, Chairman
                                                  John Bridwell
                                                  Robert E. Hannan
                                                  Jerry B. Hook, Ph.D.
                                                  Konrad M. Weis, Ph.D.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2002 Annual Meeting, stockholder proposals must be received by the Company no later than November 1, 2001 and must otherwise comply with the requirements of Rule 14a-8. Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by the Company no later than December 1, 2001 and must otherwise comply with the requirements of Rule 14a-4( c) under the Exchange Act; in accordance with Rule 14a-4( c), proxy holders will have discretionary authority to vote in accordance with their judgement upon any such proposal which is not timely received by the Company or which does not otherwise comply with Rule 14a-4( c).

                             FINANCIAL INFORMATION

The following information comprises part of the Annual Report of the Company for the fiscal year ended September 30, 2000:

ITEM 5 -- MARKET FOR REGISTRANTS' COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's Common Stock has been quoted on the Over-the-Counter Bulletin Board since 1994 under the symbol "DBOT". The following table sets forth, based upon information received from the National Quotation Bureau, the high and low bid/ask prices for the Common Stock for the quarters indicated. The quotations represent bid between dealers and do not include retail mark-up, mark-down or commissions, and do not represent actual transactions.

                       FISCAL                         DECEMBER 31   MARCH 31   JUNE 30   SEPTEMBER 30
                       ------                         -----------   --------   -------   ------------
2000
High................................................     $0.33       $1.53      $1.00       $0.65
Low.................................................     $0.19       $0.29      $0.53       $0.46
1999
High................................................     $0.51       $0.51      $0.63       $0.44
Low.................................................     $0.21       $0.32      $0.29       $0.24

At December 2, 2000, there were 503 holders of record of 32,304,778 shares of Common Stock, exclusive of holders which maintain their ownership in "Street-Name" at brokerage houses, and one holder of record of 4,444,444 shares of Preferred Stock. There are approximately 1,526 stockholders which hold their ownership in street name.

                                    PART II
ITEM 6 -- SELECTED FINANCIAL DATA

The following table sets forth certain financial data for, and as of the end of, the years ended September 30, 2000, 1999, 1998, 1997, and 1996 and for the period December 6, 1991 (inception) to September 30, 2000:

                                                                                                       DECEMBER 6,
                                                                                                          1991
                                                                                                       (INCEPTION)
                                                    YEAR ENDED SEPTEMBER 30,                               TO
                             ----------------------------------------------------------------------   SEPTEMBER 30,
                                 2000           1999           1998          1997          1996           2000
                             ------------   ------------   ------------   -----------   -----------   -------------
STATEMENT OF OPERATIONS
  DATA:
Grant and Other Income.....  $    763,765   $  1,118,576   $  1,376,918   $   764,834   $   271,777   $  4,580,262
Total Expenses.............     2,419,247      2,456,318      3,370,671     1,708,607     2,841,255     19,011,011
Net Loss...................    (1,655,482)    (1,337,742)    (1,993,753)     (943,773)   (2,569,478)   (14,430,749)
Net Loss per Share
  (dilutive)...............                 $      (0.06)  $      (0.06)  $     (0.13)  $     (0.05)  $      (0.17)
Dividends per Share........                 $       0.00   $       0.00   $      0.00   $      0.00   $       0.00
Weighted Average Number of
  Common Shares
  Outstanding..............    29,759,153     26,255,104     23,867,091    19,537,047    15,479,889
BALANCE SHEET DATA:
Cash & Cash Equivalents....  $  1,825,352   $    583,585   $  1,686,658   $   310,252   $    19,266
Working Capital
  (deficiency).............     1,413,408          6,849      1,329,541    (1,498,477)   (2,754,591)
Total Assets...............     2,311,592      1,084,505      2,114,750       651,963       156,147
Long-term obligations......       360,180        203,147                          -0-           -0-            -0-
Deficit accumulated during
  development stage........   (16,039,877)   (14,119,462)   (12,523,358)   (9,443,772)   (8,499,999)
Redeemable convertible
  preferred Stock..........     2,033,787      1,768,846      1,510,484                         -0-            -0-
Shareholders' Equity
  (Deficit)................      (633,989)    (1,555,934)      (122,130)   (1,158,216)   (2,642,523)

ITEM 7 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

GENERAL

Since commencement of operations in 1992, the Company has been engaged in research and development activities, including conducting preclinical studies and clinical trials, and recruiting its scientific and management personnel, establishing laboratory facilities and raising capital. The Company has not received any revenue from the direct sale of its products to the general public but has received grant monies and license payments from other corporations from the license of the Company's technology.

The Company is a "Development Stage Company" that designs synthetic peptide/protein compounds and genes for pharmaceutical and agricultural applications. Current development programs include a new treatment for prostate cancer, severely burned patients, a vaginal microbicide, and pulmonary infections, and two transgenic agricultural applications -- one to prevent plant diseases, the other to increase the nutritional value of food and feed crops.

The Company has two licenses in place for its agricultural technology, disease resistance and nutritional enhancement, to Dow Agro Sciences which has produced historic revenue streams and will continue to produce revenue as Dow Agro Sciences proceeds towards commercialization of these technologies.

RESULTS OF OPERATION

  SEPTEMBER 30, 2000 VS 1999

In the year ended September 30, 2000 (Fiscal 2000), grants and other income decreased to $0.8 million from $1.1 million in the year ended September 30, 1999 (Fiscal 1999). This decrease was due to the absence in the current year of grants as compared to the prior year. In Fiscal 2000, the Company received a $150,000 program related loan from a local charity. Had this been a grant, revenues between the two years would have been more comparable. The Fiscal 2000 revenue was from licensing fee and research funding received from Dow Agro Sciences as part of a license entered into during Fiscal 1998.

Total expenses decreased by $0.35 million in the current year, exclusive of the $0.31 million non-cash charge in the Fiscal 2000 period for the compensation package to retain the new Chief Operating Officer -- Pharmaceutical Products.

Research and development expenses decreased by $0.26 million, excluding the aforementioned non-cash charge, as the Company pursued starting Phase I clinical trials early in Fiscal 2001 for its infected burn and infected wound therapeutic.

General and administrative expenses decreased slightly to $0.7 million in Fiscal 2000 from $0.8 million in Fiscal 1999. Depreciation and amortization remained relatively constant in the two fiscal years as both periods included the costs associated with the new laboratory at the Company's new Pittsburgh office.

The Company did not have a federal or state income tax provision in either Fiscal 2000 or 1999 due to the loss recorded in each period.

The amounts described above resulted in a net loss of $1.66 million for Fiscal 2000. The net loss would have been $1.25 million if the aforementioned non-cash charge was excluded. The net loss for Fiscal 1999 was $1.34 million.

  SEPTEMBER 30, 1999 VS 1998

In the year ended September 30, 1999 (Fiscal 1999), grants, license fees and other income was $1.1 million compared to $1.4 million in the year ended September 30, 1998 (Fiscal 1998). The Fiscal 1999 revenue was primarily due to a $0.5 million licensing fee and research funding received from Dow AgroSciences as part of the modification of its license agreement providing Dow Agro Sciences with an additional license for the Company's agricultural nutrition technologies. Additionally, a cancer charity made a grant of $0.375 million during the Fiscal 1999 period as part of an ongoing program to fund the Company's development of cancer fighting drugs. During the Fiscal 1998 period, revenue of $0.9 million was received from Dow AgroSciences relative to the initial license for the Company's agricultural disease resistance technologies. Additionally a grant of $0.25 million was received from the aforementioned cancer charity.

Total expenses increased in the current year exclusive of the $1.7 million non-cash charge in the Fiscal 1998 period for the issuance of stock options to employees and directors. The increase was due to a higher employee headcount in the current fiscal period and increased expenditures supporting the Company's research activity.

Research and development expenditures increased to $1.5 million in Fiscal 1999 from $0.9 million in Fiscal 1998 due to increased funding relative to its cancer drug research. The focus of this research was upon the method of action and other areas in preparation for the submission of an IND to the FDA.

General and administrative expenses increased by $0.1 million to $0.78 million in the current fiscal year as compared to the prior fiscal year when the $1.7 million non-cash charge for compensation expense is excluded from the prior fiscal year. Depreciation and amortization increased to $0.15 million from $0.12 million in Fiscal 1998 due to capitalization of additional patent costs and the construction of a new laboratory at the Company's new Pittsburgh office.

The Company did not have a federal or state income tax provision in either Fiscal 1999 or 1998 due to the loss recorded in each year. An allowance was recognized to offset the tax benefit until such time that the Company generates taxable income.

The amounts described above resulted in a net loss of $1.3 million in the Fiscal 1999 period as compared to a net loss of $2.0 million for the Fiscal 1998 period.

LIQUIDITY AND CAPITAL RESOURCES

  FISCAL 2000

During the year ended September 30, 2000, the Company's cash increased by $1.2 million. Net cash provided by financing activities of $2.5 million was partially offset by a $1.1 million of net cash utilized by operating activities and $0.1 million of net cash utilized by investing activities.

Cash from financing activities was generated from $2.4 million of net proceeds from the private placement of securities and $0.15 million received from a local foundation in the form of a note payable. The loan matures on February 28, 2005 with interest at 5%. The loan is to fund program related research.

Cash utilized in operating activities was caused by the net loss of $1.66 million and a $0.09 million decrease in unearned revenue. This was partially offset by $0.13 million of depreciation and amortization, $0.16 million of stock issued for services, $0.04 million for the amortization of the deferred compensation component of shareholders' equity, the $0.26 million non-cash charge for the compensation package to retain the new Chief Operating
Officer -- Pharmaceutical Products and a $0.04 million of stock issued for compensation.

Cash utilized by investing activities was primarily due to a $0.11 million increase in intangible assets due to the capitalization of patent related expenses.

  FISCAL 1999

During the year ended September 30, 1999, the Company's cash and cash equivalents decreased by $1.1 million to $0.6 million. Net cash provided by financing activities of $0.1 million was offset by $0.27 million of net cash utilized by investing activities and net cash used by operating activities of $0.93 million.

Specifically, cash inflows from financing activities included $0.02 million realized from the exercise of stock options, $0.02 million from an equipment financing and a $0.07 million increase in payables to related parties.

The $0.93 million of cash utilized by operating activities consisted of the net loss of $1.3 million, and a decrease of $0.09 million in unearned revenue, partially offset by $0.15 million of depreciation and amortization, a $0.04 million decrease in accounts receivable, and a $0.23 million increase in accounts payable and other liabilities.

The $0.27 million of cash utilized by investing activities relates to $0.21 million for the purchase of property, plant and equipment and $0.06 million of patent costs capitalized as intangible costs in the current year.

  FISCAL 1998

During the year ended September 30, 1998, the Company's cash and cash equivalents increased by $1.4 million to $1.7 million. Net cash provided by financing activities of $1.6 million was partially offset by a $0.01 million of net cash utilized by operating activities and $0.14 million of net cash utilized by investing activities.

Specifically, cash inflows from financing activities included the $1.9 million net proceeds from the issuance of preferred stock and warrant to the CEO Venture fund in June 1998. Additionally, $0.09 million was realized from the exercise of stock options. These sources of funds were partially offset by a $0.41 million decrease in payables to related parties.

The $0.1 million of cash utilized by operating activities consisted of the net loss of $2.0 million and a decrease of $0.21 million in accounts payable and other liabilities offset by the $1.7 million of non-cash compensation related to the issuance of below market stock options issued to employees and directors that vested during the year, $0.12 million of depreciation and amortization, $0.09 million of stock issued for services and a $0.18 million increase in unearned revenue relating to the $0.3 million three year administration fee paid to the Company in October 1997 by Mycogen.

The $0.14 million of cash utilized by investing activities relates to $0.05 million for the purchases of property, plant and equipment and $0.08 million of patent costs capitalized as intangible assets in the current year.

PROSPECTIVE INFORMATION

The Company believes that it has adequate liquidity to fund its operations in Fiscal 2001 if the expected milestones, research support, license, sub-license and equity financing payments are received as expected. Should the expected payments either be delayed or not forth coming, the Company would take the necessary actions to scale back its level of expenditures, primarily research expenditures associated with new projects, to maintain sufficient cash flow to fund basic operations. On a long term basis, it will be necessary for the Company to access additional funding so that it can continue to fund the Phase I and Phase II testing of its therapeutic agents. This funding may be in the form of a private placement of equity securities or a secondary issuance of securities into the market.

The Company intends to pursue the acquisition/merger of biotechnology companies with similar technologies to increase the range of potential product offerings that the Company will have to push through the clinical trial pipeline and to broaden its exposure to potential partners.

ITEM 7A -- QUANTITATIVE AND QUALITATIVE MARKET RISK

None

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Demegen, Inc.

We have audited the accompanying balance sheets of Demegen, Inc. (a development stage company) as of September 30, 2000 and 1999, and the related statements of operations, shareholders' deficit, and cash flows for the years ended September 30, 2000, 1999 and 1998 and for the period from December 6, 1991 (inception) through September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period from December 6, 1991 (inception) through September 30, 1994, were audited by other auditors whose report dated November 10, 1994, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the entity's ability to continue as a going concern, that is not included in our current report as the result of additional financing obtained by the Company. The financial statements for the period December 6, 1991 (inception) through September 30, 1994, include total revenues and net loss of $1,116,800 and $3,056,682, respectively. Our opinion on the statements of operations, shareholders' deficit, and cash flows for the period December 6, 1991 (inception) through September 30, 2000, insofar as it relates to amounts for prior periods through September 30, 1994, is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Demegen, Inc. (a development stage company) at September 30, 2000 and 1999, and the results of its operations and its cash flows for the years ended September 30, 2000, 1999, and 1998, and for the period from December 6, 1991 (inception) through September 30, 2000, in conformity with generally accepted accounting principles.

                                      /s/ ERNST & YOUNG LLP

Pittsburgh, PA
November 17, 2000

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,825,352    $   583,585
  Accounts receivable.......................................       22,409         22,546
  Prepaid expenses and other current assets.................           --          2,057
                                                              -----------    -----------
    Total current assets....................................    1,847,761        608,188
Property and equipment:
  Furniture and equipment...................................      201,389        195,786
  Computer hardware and software............................      164,412        165,758
                                                              -----------    -----------
                                                                  365,801        361,544
  Less accumulated depreciation and amortization............     (208,971)      (151,219)
                                                              -----------    -----------
                                                                  156,830        210,325
Intangible assets:
  Licenses..................................................      245,000        245,000
  Patents...................................................      359,837        248,436
                                                              -----------    -----------
                                                                  604,837        493,436
Less accumulated amortization...............................     (297,836)      (227,444)
                                                              -----------    -----------
                                                                  307,001        265,992
                                                              -----------    -----------
    Total assets............................................  $ 2,311,592    $ 1,084,505
                                                              ===========    ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts Payable..........................................  $   263,303    $   354,988
  Accrued payroll...........................................       97,261         28,442
  Unearned revenue..........................................           --         91,667
  Current portion of notes payable..........................       42,000         63,558
  Other liabilities.........................................       31,789         62,684
                                                              -----------    -----------
    Total current liabilities...............................      434,353        601,339
Notes payable...............................................      360,180        203,147
Other.......................................................      117,261         67,107
                                                              -----------    -----------
    Total liabilities.......................................      911,794        871,593
Commitments and contingency
Redeemable convertible preferred stock, $.001 par value --
  40,000,000 shares authorized; 4,444,444 shares issued and
    outstanding.............................................    2,033,787      1,768,846
Shareholders' deficit:
  Common stock, $.001 par value -- 100,000,000 shares
    authorized; 32,304,778 and 26,361,899 shares issued and
    outstanding at September 30, 2000 and September 30,
    1999, respectively......................................       32,305         26,362
  Warrants..................................................    1,287,004        497,000
  Deferred Compensation.....................................     (343,999)            --
  Subscription receivable...................................     (188,511)            --
  Additional paid-in capital................................   14,619,089     12,040,166
  Deficit accumulated during the development stage..........  (16,039,877)   (14,119,462)
                                                              -----------    -----------
    Total shareholders' deficit.............................     (633,989)    (1,555,934)
                                                              -----------    -----------
    Total liabilities and shareholders' deficit.............  $ 2,311,592    $ 1,084,505
                                                              ===========    ===========

                            See accompanying notes.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                               PERIOD FROM
                                                                                             DECEMBER 6, 1991
                                                        YEAR ENDED SEPTEMBER 30,              (INCEPTION) TO
                                                -----------------------------------------     SEPTEMBER 30,
                                                   2000           1999           1998              2000
                                                -----------    -----------    -----------    ----------------
Income:
  License.....................................  $   220,000    $   350,000    $   906,651      $  1,576,651
  Grant and other.............................      472,432        708,475        425,398         2,827,308
  Interest....................................       71,333         60,101         44,869           176,303
                                                -----------    -----------    -----------      ------------
     Total income.............................      763,765      1,118,576      1,376,918         4,580,262
Expenses:
  Research and development....................    1,560,981      1,513,680        880,965         7,053,866
  General and administrative..................      709,533        784,891      2,338,817        10,382,152
  Interest....................................       14,207          3,140         28,295           996,931
  Depreciation and amortization...............      134,526        154,607        122,594           578,062
                                                -----------    -----------    -----------      ------------
     Total expenses...........................    2,419,247      2,456,318      3,370,671        19,011,011
                                                -----------    -----------    -----------      ------------
Net loss......................................   (1,655,482)    (1,337,742)    (1,993,753)      (14,430,749)
Preferred dividend and accretion amounts......     (264,933)      (258,362)    (1,085,833)       (1,609,128)
                                                -----------    -----------    -----------      ------------
Net loss applicable to common stock...........  $(1,920,415)   $(1,596,104)   $(3,079,586)     $(16,039,877)
                                                ===========    ===========    ===========      ============
Net loss per common share, basic and
  diluted.....................................  $    ($0.06)   $     (0.06)   $     (0.13)
                                                ===========    ===========    ===========
Weighted average common stock outstanding.....   29.759,153     26,255,104     23,867,091
                                                ===========    ===========    ===========

                            See accompanying notes.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                        AVERAGE        COMMON STOCK                                   ADDITIONAL     RECEIVABLE
                                         PRICE     --------------------                  DEFERRED       PAID-IN         FROM
                                       PER SHARE     SHARES     AMOUNT     WARRANTS    COMPENSATION     CAPITAL     SHAREHOLDERS
                                       ---------   ----------   -------   ----------   ------------   -----------   ------------
 Acquired in merger with Excelsior
   Capital Corporation...............              10,743,571   $10,744   $       --    $      --     $   312,681    $      --
 Loss from inception (December 6,
   1991) to September 30, 1992.......                      --        --           --           --              --           --
 Capital contributed by a
   shareholder.......................                      --        --           --           --         123,700           --
 Proceeds from the sale of
   unrestricted shares contributed by
   shareholders in exchange for
   restricted shares.................    $ .62        439,045       439           --           --         272,461           --
 Payment of debt with stock
   warrants..........................                      --        --           --           --          33,333           --
 Payment of interest with stock
   warrants..........................                      --        --           --           --          17,774           --
 Issuance of receivable from
   officer...........................                      --        --           --           --              --      (65,117)
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1993........              11,182,616    11,183           --           --         759,949      (65,117)
 Proceeds from the sale of
   unrestricted shares by
   shareholders in exchange for
   restricted shares.................      .75        691,738       692           --           --         517,708           --
 Issuance of stock for consulting
   services..........................     1.54         58,336        58           --           --          89,942           --
 Issuance of stock subscriptions for
   loan origination fee..............     1.14        131,250       131           --           --         149,869           --
 Payment of interest with stock
   warrants..........................                      --        --           --           --          56,164           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1994........              12,063,940    12,064           --           --     1,573,632..      (65,117)
 Proceeds from the sale of restricted
   common shares.....................     1.06        193,133       193           --           --         204,807           --
 Issuance of restricted shares in
   exchange for unrestricted shares
   contributed by shareholders.......                 171,694       172           --           --            (172)          --
 Proceeds from the sale of
   unrestricted shares contributed by
   shareholders in exchange for
   restricted shares.................     2.18             --        --           --           --         349,304       65,117
 Issuance of restricted shares for
   payment of
   services/compensation.............      .89        402,251       402           --           --         357,681           --
 Issuance of warrants................                      --        --           --           --          11,625           --
 Payment of interest with stock
   warrants..........................                      --        --           --           --         127,500           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance September 30, 1995...........              12,831,018    12,831           --           --       2,624,377           --
 Proceeds from the sale of common
   shares............................      .70        683,250       683           --           --         479,817           --
 Issuance of shares for payment of
   services/compensation.............      .60        890,868       891           --           --         536,359           --
 Issuance of shares in settlement of
   outstanding debt and other
   obligations.......................      .47      4,468,285     4,468           --           --       2,113,054           --
 Payment of interest with warrants...                      --        --           --           --          84,996           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1996........              18,873,421    18,873           --           --       5,838,603           --
 Proceeds from the sale of restricted
   and unrestricted common shares....      .36        340,000       340           --           --         104,660           --
 Issuance of shares for payment of
   services/compensation.............      .41      1,178,258     1,178           --           --         477,629           --
 Issuance of shares in exchange for
   patent and technology license.....      .35        700,000       700           --           --         244,300           --
 Issuance of restricted shares in
   exchange for unrestricted shares
   contributed by shareholders.......                 162,720       163           --           --            (163)          --
 Exchange of amounts due to related
   parties for restricted shares.....      .33        450,000       450           --           --         149,550           --
 Exchange of redemption right of
   related party for additional
   restricted shares.................      .33        145,000       145           --           --            (145)          --
 Settlement of amounts due to related
   parties through debt forgiveness
   and issuance of shares............                      --        --           --           --       1,449,273           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------

                                         DEFICIT
                                       ACCUMULATED
                                        DURING THE
                                       DEVELOPMENT
                                          STAGE          TOTAL
                                       ------------   -----------
 Acquired in merger with Excelsior
   Capital Corporation...............  $         --   $   323,425
 Loss from inception (December 6,
   1991) to September 30, 1992.......      (244,100)     (244,100)
 Capital contributed by a
   shareholder.......................            --       123,700
 Proceeds from the sale of
   unrestricted shares contributed by
   shareholders in exchange for
   restricted shares.................            --       272,900
 Payment of debt with stock
   warrants..........................            --        33,333
 Payment of interest with stock
   warrants..........................            --        17,774
 Issuance of receivable from
   officer...........................            --       (65,117)
 Net loss for the year...............    (1,044,154)   (1,044,154)
                                       ------------   -----------
Balance at September 30, 1993........    (1,288,254)     (582,239)
 Proceeds from the sale of
   unrestricted shares by
   shareholders in exchange for
   restricted shares.................            --       518,400
 Issuance of stock for consulting
   services..........................            --        90,000
 Issuance of stock subscriptions for
   loan origination fee..............            --       150,000
 Payment of interest with stock
   warrants..........................            --        56,164
 Net loss for the year...............    (1,768,428)   (1,768,428)
                                       ------------   -----------
Balance at September 30, 1994........    (3,056,682)   (1,536,103)
 Proceeds from the sale of restricted
   common shares.....................            --       205,000
 Issuance of restricted shares in
   exchange for unrestricted shares
   contributed by shareholders.......            --            --
 Proceeds from the sale of
   unrestricted shares contributed by
   shareholders in exchange for
   restricted shares.................            --       414,421
 Issuance of restricted shares for
   payment of
   services/compensation.............            --       358,083
 Issuance of warrants................            --        11,625
 Payment of interest with stock
   warrants..........................            --       127,500
 Net loss for the year...............    (2,873,839)   (2,873,839)
                                       ------------   -----------
Balance September 30, 1995...........    (5,930,521)   (3,293,313)
 Proceeds from the sale of common
   shares............................            --       480,500
 Issuance of shares for payment of
   services/compensation.............            --       537,250
 Issuance of shares in settlement of
   outstanding debt and other
   obligations.......................            --     2,117,522
 Payment of interest with warrants...            --        84,996
 Net loss for the year...............    (2,569,478)   (2,569,478)
                                       ------------   -----------
Balance at September 30, 1996........    (8,499,999)   (2,642,523)
 Proceeds from the sale of restricted
   and unrestricted common shares....            --       105,000
 Issuance of shares for payment of
   services/compensation.............            --       478,807
 Issuance of shares in exchange for
   patent and technology license.....            --       245,000
 Issuance of restricted shares in
   exchange for unrestricted shares
   contributed by shareholders.......            --            --
 Exchange of amounts due to related
   parties for restricted shares.....            --       150,000
 Exchange of redemption right of
   related party for additional
   restricted shares.................            --            --
 Settlement of amounts due to related
   parties through debt forgiveness
   and issuance of shares............            --     1,449,273
 Net loss for the year...............      (943,773)     (943,773)
                                       ------------   -----------

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                STATEMENTS OF SHAREHOLDERS' DEFICIT (CONTINUED)

                                        AVERAGE        COMMON STOCK                                   ADDITIONAL     RECEIVABLE
                                         PRICE     --------------------                  DEFERRED       PAID-IN         FROM
                                       PER SHARE     SHARES     AMOUNT     WARRANTS    COMPENSATION     CAPITAL     SHAREHOLDERS
                                       ---------   ----------   -------   ----------   ------------   -----------   ------------
Balance at September 30, 1997........              21,849,399   $21,849   $       --    $      --       8,263,707           --
 Proceeds from exercise of stock
   options...........................    $ .05      1,750,000     1,750           --           --          85,750           --
 Compensation expense from Stock
   option activity...................                      --        --           --           --       1,699,440           --
 Issuance of warrants................                      --        --      497,000           --              --           --
 Allocation of conversion feature of
   redeemable convertible preferred
   stock.............................                      --        --           --           --       1,022,222           --
 Accretion of conversion feature of
   redeemable convertible preferred
   stock.............................                      --        --           --           --              --           --
 Dividends on redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Accretion of redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Issuance of shares for payment of
   collaborators.....................      .47         20,000        20           --           --           9,360           --
 Settlement of employee litigation...      .36      1,975,000     1,975           --           --         710,217           --
 Issuance of shares for services.....      .47        187,500       188           --           --          87,750           --
 Issuance of additional shares to
   venture capital funds and
   individual investors..............                  85,000        85           --           --             (85)          --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1998........              25,866,899    25,867      497,000           --      11,878,361           --
 Dividends on redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Accretion of redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Proceeds from exercise of Stock
   options...........................      .05        350,000       350           --           --          17,150           --
 Issuance of shares for services.....     0.46        145,000       145           --           --          66,655           --
 Extension of expiration date of
   stock option......................                      --        --           --           --          78,000           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1999........              26,361,899    26,362      497,000           --      12,040,166           --
 Dividends on redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Accretion of redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Proceeds from sale of common stock
   and warrants, net of Issuance
   costs of $126,783.................     0.50      5,566,004     5,566      779,241           --       1,871,412     (282,002)
 Issuance of shares and options for
   services/compensation.............     0.88        376,875       377       10,763     (387,000)        707,511       93,491
 Amortization of stock based
   compensation......................                      --        --           --       43,001              --           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 2000........              32,304,778   $32,305   $1,287,004    $(343,999)    $14,619,089    $(188,511)
                                                   ==========   =======   ==========    =========     ===========    =========

                                         DEFICIT
                                       ACCUMULATED
                                        DURING THE
                                       DEVELOPMENT
                                          STAGE          TOTAL
                                       ------------   -----------
Balance at September 30, 1997........    (9,443,772)   (1,158,216)
 Proceeds from exercise of stock
   options...........................            --        87,500
 Compensation expense from Stock
   option activity...................            --     1,699,440
 Issuance of warrants................            --       497,000
 Allocation of conversion feature of
   redeemable convertible preferred
   stock.............................            --     1,022,222
 Accretion of conversion feature of
   redeemable convertible preferred
   stock.............................    (1,022,222)   (1,022,222)
 Dividends on redeemable convertible
   preferred stock...................       (40,000)      (40,000)
 Accretion of redeemable convertible
   preferred stock...................       (23,611)      (23,611)
 Issuance of shares for payment of
   collaborators.....................            --         9,380
 Settlement of employee litigation...            --       712,192
 Issuance of shares for services.....            --        87,938
 Issuance of additional shares to
   venture capital funds and
   individual investors..............            --            --
 Net loss for the year...............    (1,993,753)   (1,993,753)
                                       ------------   -----------
Balance at September 30, 1998........   (12,523,358)     (122,130)
 Dividends on redeemable convertible
   preferred stock...................      (160,000)     (160,000)
 Accretion of redeemable convertible
   preferred stock...................       (98,362)      (98,362)
 Proceeds from exercise of Stock
   options...........................            --        17,500
 Issuance of shares for services.....            --        66,800
 Extension of expiration date of
   stock option......................            --        78,000
 Net loss for the year...............    (1,337,742)   (1,337,742)
                                       ------------   -----------
Balance at September 30, 1999........   (14,119,462)   (1,555,934)
 Dividends on redeemable convertible
   preferred stock...................      (160,000)     (160,000)
 Accretion of redeemable convertible
   preferred stock...................      (104,933)     (104,933)
 Proceeds from sale of common stock
   and warrants, net of Issuance
   costs of $126,783.................            --     2,374,217
 Issuance of shares and options for
   services/compensation.............            --       425,142
 Amortization of stock based
   compensation......................            --        43,001
 Net loss for the year...............    (1,655,482)   (1,655,482)
                                       ------------   -----------
Balance at September 30, 2000........  $(16,039,877)  $  (633,989)
                                       ============   ===========

                             See accompanying notes

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                    PERIOD FROM
                                                                                                  DECEMBER 6, 1991
                                                             YEAR ENDED SEPTEMBER 30,               (INCEPTION)
                                                     -----------------------------------------    TO SEPTEMBER 30,
                                                        2000           1999           1998              2000
                                                     -----------    -----------    -----------    ----------------
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)................................    $(1,655,482)   $(1,337,742)   $(1,993,753)     $(14,430,749)
Adjustments to reconcile net loss to net cash
  used in operating activities:
Depreciation and amortization....................        134,526        154,607        122,594           578,062
Stock issued for services........................        161,142             --         97,318         1,890,200
Stock based compensation.........................         43,001             --             --            43,001
Issuance of stock options to employees and
  directors......................................        264,000         78,000      1,699,440         2,041,440
Warrants issued for interest.....................             --             --             --           286,434
Notes payable issued for services................             --             --             --            58,194
Other............................................          2,134             --             --            26,482
Changes in operating assets and liabilities:
Accounts receivable..............................            137         37,383        (59,929)          (22,409)
Prepaid expenses and other current assets........          2,057          9,802        (10,409)               --
Unearned revenue.................................        (91,667)       (91,666)       183,333                --
Accounts payable and other liabilities...........         (3,607)       217,335       (141,186)        1,422,438
                                                     -----------    -----------    -----------      ------------
Net cash used in operating activities............     (1,143,759)      (932,281)      (102,592)       (8,106,907)
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment...............        (12,765)      (210,157)       (54,027)         (396,140)
Cash received on equipment disposals.............             --             --             --             9,643
Intangible assets................................       (111,401)       (64,463)       (84,610)         (359,368)
                                                     -----------    -----------    -----------      ------------
Net cash used in investing activities............       (124,166)      (274,620)      (138,637)         (745,865)
CASH FLOW FROM FINANCING ACTIVITIES
Net proceeds from issuance of equity instruments,
  net of transaction costs.......................      2,374,217             --      1,943,873         6,683,717
Proceeds from exercise of stock options..........             --         17,500         87,500           105,000
Proceeds from notes payable......................        150,000         21,109             --         1,298,609
(Decrease) increase in payable to employees and
  directors......................................         14,550         72,614       (413,738)        2,687,962
Payments on notes payable........................        (29,075)        (7,395)            --           (97,164)
                                                     -----------    -----------    -----------      ------------
Net cash provided by financing activities........      2,509,692        103,828      1,617,635        10,678,124
                                                     -----------    -----------    -----------      ------------
Net increase (decrease) in cash and cash
  equivalents....................................      1,241,767     (1,103,073)     1,376,406         1,825,352
Cash and cash equivalents at beginning of
  period.........................................        583,585      1,686,658        310,252                --
                                                     -----------    -----------    -----------      ------------
Cash and cash equivalents at end of period.......    $ 1,825,352    $   583,585    $ 1,686,658      $  1,825,352
                                                     ===========    ===========    ===========      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest...........................    $     8,582    $     3,140    $    14,080      $     30,224
                                                     ===========    ===========    ===========      ============
NONCASH ACTIVITIES
Common stock issued in satisfaction of related
  party payable..................................    $        --    $    66,800    $   712,192      $    778,992
                                                     ===========    ===========    ===========      ============
Dividends on redeemable convertible preferred
  stock..........................................    $   160,000    $   160,000    $    40,000      $    360,000
                                                     ===========    ===========    ===========      ============
Accretion of redeemable convertible preferred
  stock..........................................    $   104,947    $    98,362    $ 1,045,833      $  1,249,142
                                                     ===========    ===========    ===========      ============
Receivable due from stockholders.................    $   282,002    $        --    $        --      $    282,002
                                                     ===========    ===========    ===========      ============
Common stock issued for issuance costs...........    $   100,000    $        --    $        --      $    100,000
                                                     ===========    ===========    ===========      ============

                            See accompanying notes.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

1. HISTORY AND NATURE OF THE BUSINESS

Demeter BioTechnologies, Ltd. was formed after the July 27, 1992 acquisition of the assets of The Demeter Corporation by Excelsior Capital Corporation ("Excelsior"). Excelsior was incorporated in Colorado on September 16, 1987. Excelsior acquired all the assets of The Demeter Corporation in exchange for 6,625,821 shares of Excelsior's $.001 par value common stock. The Demeter Corporation's assets consisted of intangible assets related to various biotechnology applications in the fields of human and animal health care, agriculture, and commercial chemicals.

For accounting purposes, the acquisition was treated as a reverse acquisition whereby The Demeter Corporation acquired Excelsior Capital Corporation. The historical financial statements prior to the acquisition are those of The Demeter Corporation utilizing the capital structure of Excelsior. However, The Demeter Corporation had no operating activities from the date of inception, December 6, 1991 through July 27, 1992. Likewise, Excelsior had no operating activities prior to December 6, 1991.

On September 18, 1998, the Board of Directors of the Company ratified the shareholder vote changing the Company's name from Demeter BioTechnologies, Ltd. to Demegen, Inc. (the "Company").

The Company designs unique molecules which have antimicrobial characteristics, but with low toxicity and benign environmental impact. The Company's products, are peptides (small proteins) or peptide-like molecules. Their primary feature is their ability to destroy a wide range of bacteria, viruses, fungi, protozoa, and cancer cells at low concentrations without harming healthy cells. The Company also designs genes which, when incorporated into a plant, have the ability to confer disease resistance or improve nutritional value. The Company uses university, corporate, and governmental strategic alliance partners to determine efficacy in treating a specific pathogen and then licenses the use of the compounds for that application. If successful, the Company's primary source of revenues will be from supplying the compounds to licensees and receiving related license fees, royalties, and research grants. The Company has licensed substantially all of its plant agricultural technologies to Dow Agro Sciences LLC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.

  PREOPERATING COSTS

Costs incurred during the developmental stage, such as expenses associated with research and development, raising capital, establishing markets, and developing sources of supply, are expensed as incurred.

  COMMON STOCK ISSUED FOR OTHER THAN CASH

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives (generally three to five years) of the individual assets. Depreciation expense amounted to $64,134, $56,948 and $30,824, during 2000, 1999 and 1998, respectively.

  INTANGIBLE ASSETS

Intangible assets include patent costs and purchased license agreements and are stated at cost, net of accumulated amortization. Amortization is calculated using the straight-line method over estimated useful lives ranging from 3 to 17 years. The Company assesses on an ongoing basis the recoverability of the cost of its patents and licenses by determining its ability to generate future cash flows sufficient to recover the recorded amounts over the remaining useful lives of the assets. This process necessarily involves significant management judgment. The Company currently anticipates fully recovering the recorded cost of these assets and, accordingly, no valuation adjustment has been recognized to date. Because of the development stage nature of the Company, significant uncertainty exists as to whether revenue expectations will be met. Should the Company determine in the future that permanent diminution in value of the intangibles has occurred, a charge against operating results would be recorded.

  GRANT AND OTHER INCOME

Grant income is not recognized until received.

During fiscal years 1999 and 1998, the Company received grant proceeds of $375,000 and $250,000, respectively, from the Pacific West Cancer Fund in support of the Company's cancer research efforts. The funds were recognized as revenue upon receipt as the contracts did not contain any penalties, successful outcomes clauses or refunding provisions.

The Company received $27,882, $91,808 and $79,000 in fiscal 2000, 1999 and 1998, respectively, under research agreements with the National Institute of Health and the National Science Foundation. Revenue was recognized as the research funds were expended.

  LICENSE AND SUPPORT

License fees are recognized at the time that the agreement is entered into as the earning process is complete and the Company has no future performance obligations. Support fees are recognized ratably over the contract period as the related costs are incurred.

Milestone payments will be recognized upon the achievement of the related criteria by the respective license subject to a reasonable assurance that the milestone payment will be forthcoming.

  STOCK-BASED COMPENSATION

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 permits the Company to continue accounting for stock-based compensation as set forth in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB Opinion No. 25"), provided the Company discloses the pro forma effect on net income and earnings per share of adopting the full provisions of SFAS No. 123. Accordingly, the Company continues to account for stock-based compensation under APB Opinion No. 25 and has provided the required pro forma disclosures.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. INCOME TAXES

The Company accounts for income taxes using the liability method.

Significant components of the Company's deferred tax asset at September 30, 2000 and 1999, are as follows:

                                                                 2000           1999
                                                              -----------    -----------
* Compensation expense on unexercised stock options.........      498,030    $   481,690
* NOL carryforwards.........................................    4,268,605      2,683,828
* Excess book amortization..................................       71,894         59,998
* Other.....................................................       (7,387)            --
                                                              -----------    -----------
     Total deferred tax asset...............................    4,831,142      3,225,516
  Valuation allowance.......................................   (4,831,142)    (3,225,516)
                                                              -----------    -----------
  Net deferred tax assets...................................  $         0    $         0
                                                              ===========    ===========

Net operating losses totaling approximately $11,233,000 are currently available and begin to expire in 2007. Deferred tax liabilities relate to differences in the financial and tax carrying amounts of fixed assets.

A valuation allowance has been provided for the entire deferred tax asset amount until such time that the Company demonstrates the ability to produce taxable income.

4. PRIVATE PLACEMENT OF SECURITIES

During the second quarter of Fiscal 2000, the Company closed on a private placement of its securities to institutional and other accredited investors raising $2.65 million of which $0.28 million was in the form of prepaid services, which are presented in equity as "Subscription Receivable" and are being amortized over the life of the respective agreements, with the remainder of $2.4 million in cash. The private placement resulted in the sale of 5.56 million restricted shares of common stock and warrants to purchase an additional
5.56 million shares of the Company's common stock.

The investors were offered one unit at $0.50 per unit. Each unit consisted of one share of restricted common stock and a warrant to purchase one share of the Company's common stock for $0.75 per share. The warrant expires the earlier of March 31, 2005 or 60 days after a call by the Company. The Company may call the warrants at any time after March 31, 2001, provided that the price of the Company's common stock has been in excess of $1.50 per share for each of the forty consecutive trading days immediately preceding the date of the call. Upon receipt of the call, warrant holders shall have sixty days to elect to exercise all or a portion of the warrants.

The Company has agreed to file a registration statement with the Securities & Exchange Commission to register all common stock which comprise the unit and the common stock issuable from the exercise of the warrant on or before March 31, 2001.

Pricing of the securities was determined based on several factors, including reference to market price of the Company's common stock, the holding period requirement of restricted stock, and the Company's need for additional funding for development of pharmaceutical products.

Funds raised will be utilized to fund the Company's product development efforts.

5. REDEEMABLE CONVERTIBLE PREFERRED STOCK

In June 1998, the Company issued 4,444,444 shares of redeemable convertible preferred stock ("preferred stock") and warrants for net proceeds of $1,943,873 (net of $56,127 of expenses incurred in connection with the issuance). Of the total proceeds $497,000 was allocated to warrants as the estimated fair value and $1,022,222 was allocated to the conversion feature associated with the preferred stock and classified as additional paid-in capital. In June 1998, the entire discount was

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED) immediately accreted back to the preferred stock and treated as a dividend as the preferred shares are immediately convertible into common stock at the option of the preferred shareholder.

The holders of the preferred stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends at the rate of $0.036 per share, semiannually, on each outstanding share of convertible preferred stock. Such dividends have a priority over any dividends paid on the common stock. Dividends on the preferred stock are cumulative and the right to such dividends shall accrue to holders of convertible preferred stock until declared by the Board of Directors. The Company has accounted for the cumulative semiannual dividends through periodic accretion to the preferred stock.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of preferred stock shall be entitled to receive the greater of $0.45 per share, plus all unpaid and accrued dividends thereon, or the amount the holder of the shares of the preferred stock would otherwise be entitled to receive had each such share been converted into common stock immediately prior to such liquidation, dissolution or wind-up.

Each share of preferred stock is convertible at any time, at the option of the holder thereof, into an equal number of fully paid and nonassessable shares of common stock. In addition, if at any time the Company shall effect a firm commitment underwritten public offering of shares of common stock in which the aggregate price paid for such shares by the public shall be at least $8,000,000, then effective immediately before the closing of the sale of such shares by the Company pursuant to such public offering, all outstanding shares of preferred stock shall automatically convert to common stock.

The shares of preferred stock shall be redeemable at the election of the holder upon at least ninety days notice to the Company. The Company shall redeem from the holder on or at any time after May 31, 2003, 2004, and 2005, up to one-third of the shares of preferred stock held by the holder, with the intent that, should the holder elect, at any time after May 31, 2005, the total number of shares held by the holder would be subject to redemption. The preferred stock to be redeemed shall be paid for in cash at an amount equal to the greater of (i) $0.45 per share plus, in the case of each share, an amount equal to all accruing unpaid dividends (whether or not declared), or (ii) such amount per share as would have been payable had each such share been converted to common stock immediately prior to the actual date of redemption.

The shares of preferred stock vote on matters on an as-converted basis; i.e., each share of preferred stock has one vote, as do each owner of a share of common stock.

The holder of the preferred stock has a warrant to purchase 4,965,556 shares of common stock of the Company at $0.45 per share. The warrant shall be exercisable, in whole or in part, through June 14, 2008. The Company may call the warrant at any time after December 31, 1998, provided the Company's common stock has been in excess of $1.50 per share for each of the forty consecutive trading days immediately preceding the date of the call.

Upon receipt of the call, the call holder shall have sixty days to elect to exercise all or a portion of this warrant and up to two years to pay for such shares. Upon such exercise, in addition to receiving the number of shares of common stock to which the holder shall be entitled, the holder of the warrant also shall receive a new warrant ("replacement warrant"). The replacement warrant shall be exercisable for one share of common stock for every two shares of common stock purchased in response to the aforementioned call. The exercise price of the replacement warrant is $1.50 per share, and the term of the replacement warrant shall be the longer of two years from the date of the issuance or the balance of the original term of the warrant.

6. STOCK OPTIONS AND WARRANTS

The Company granted stock options to certain employees and directors during the years ended September 30, 2000 and 1999 at exercise prices which approximated or exceeded fair value at the date of grant. The majority of the stock options issued in the year ended September 30, 2000 were issued in connection with the retention of the Chief Operating Officer-Pharmaceutical Products (See Note 11 for further discussion of this employment agreement). Exclusive of the aforemen-

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. STOCK OPTIONS AND WARRANTS (CONTINUED) tioned stock options, the majority of the stock options issued in the year ending September 30, 2000 vest over time (up to 3 years). All of the options issued in the year ending September 30, 1999 vested immediately.

The Company granted stock options to certain employees and directors during the year ended September 30, 1998 at a $0.05 per share exercise price, which was below the fair value based upon management's estimate of the fair value of the stock issued at the date of grant. The shares were fully vested at September 30, 1998, and a $1,699,440 noncash charge was recognized to reflect the compensation value of the options issued. All of these options expire in 2008.

A summary of the Company's stock option activity is as follows:

                                                                      OPTIONS OUTSTANDING
                                                           ------------------------------------------
                                                                            WEIGHTED
                                                             NUMBER         AVERAGE
                                                           OF SHARES     EXERCISE PRICE    FAIR VALUE
                                                           ----------    --------------    ----------
Balance at September 30, 1997..........................     1,025,000        $0.41           $0.09
Options granted during year............................     5,820,000        $0.05           $0.27
Options exercised for common stock during year.........    (1,750,000)       $0.05           $0.27
                                                           ----------        -----           -----
Balance at September 30, 1998..........................     5,095,000        $0.12           $0.23
                                                           ==========        =====           =====
Granted................................................       380,000        $0.45           $0.41
Options exercised for common stock.....................      (350,000)       $0.05           $0.37
                                                           ----------        -----           -----
Balance at September 30, 1999..........................     5,125,000        $0.15           $0.46
                                                           ==========        =====           =====
Options granted during year............................     2,275,000        $0.63           $0.79
                                                           ----------        -----           -----
Balance at September 30, 2000..........................     7,400,000        $0.30           $0.56
                                                           ==========        =====           =====

As of September 30, 2000 and 1999, 5,503,333 and 5,055,000, respectively, of the options were vested and exercisable.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted average assumptions for fiscal 2000, 1999 and 1998: risk-free interest rate of 6%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 1.49, 1.41 and 0.97, respectively, and a weighted average expected option life of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options. Had the compensation cost of the Company's stock option plans been determined based on the fair value at the date of grant for awards in 2000, 1999 and

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. STOCK OPTIONS AND WARRANTS (CONTINUED)
1998 consistent with the provisions of SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                YEAR ENDED SEPTEMBER 30,
                                                        -----------------------------------------
                                                           2000           1999           1998
                                                        -----------    -----------    -----------
Net loss available to common stock:
  As reported.........................................  $(1,920,415)   $(1,596,104)   $(3,079,586)
  Pro forma...........................................  $(2,058,313)   $(1,746,117)   $(4,615,720)
Basic and diluted earnings per share:
  As reported.........................................  $     (0.06)   $     (0.06)   $     (0.13)
  Pro forma...........................................  $     (0.07)   $     (0.07)   $     (0.19)

The maturity date of an option held by an officer of the Company to purchase up to 600,000 shares of common stock at an exercise price of $0.15 per share was extended from October 31, 2000 to October 31, 2010 at the September 17, 1999 meeting of the Compensation Committee. The Company recorded a $78,000 non-cash charge in fiscal 1999 to reflect the aforementioned extension.

At September 30, 2000, there were outstanding warrants to purchase 5,642,879 shares of the Company's common stock at an exercise price of $0.75 per warrant (refer to Note 4 for additional information). Those warrants which were sold with the common shares were valued at $790,004 ($0.14 per warrant). Additionally, the holder of the preferred stock holds a warrant to purchase common stock (refer to Note 5 for additional information).

7. NOTE PAYABLE

In December 1999, the Company received $150,000 from a local foundation to fund program related research. The loan matures on February 28, 2005 with a balloon payment due at that time. The loan is at an interest rate of 5% with interest due February 28 of each year. The loan contains call provisions which could result in the loan becoming due before its planned maturity. The Company does not foresee, at this time, the call provisions becoming effective.

The Company has a note payable totaling $252,180 as of September 30, 2000 which is payable at $3,500 monthly at an interest rate of 6%. Payments under this agreement began in March 2000 and will extend until August 2007.

8. COMMITMENTS

The Company leases its office and laboratory facilities under a three-year lease expiring September 30, 2001 at a monthly rental of $3,948. During 2000, 1999 and 1998, the Company incurred rent expense totaling $56,830, $45,830 and $34,105, respectively.

During 1997, the Company entered into a license agreement with a university to obtain certain patent rights. In exchange for the license of the patents, the Company issued common stock. The value assigned to the patents was based upon management's estimate of the fair value of the stock issued. In addition, the Company is obligated to pay certain royalties under the terms of the agreement for each licensed product. The agreement requires minimum royalty payments to maintain the license of the patents. The Company paid $45,000 in royalty payments pursuant to this agreement in 1998.

9. MARKETING

In December 1997, the Company entered into a license agreement with Mycogen Corporation, which was subsequently acquired by Dow AgroSciences whereby the Company licensed substantially all rights for disease prevention and treatment for agricultural applications. The Company received a license issue fee of $950,000, consisting of $700,000 for the rights to licensed patents and the Company's technology in the field of activity, $200,000 for the rights to the Company's patents and

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9. MARKETING (CONTINUED)
technology for use in formulated licensed products and $50,000 for the right of first refusal through September 30, 1998 to obtain an exclusive license to the Company's Nutrition Patents and Technology. These payments were recognized as revenue in fiscal 1998, as the earnings process was complete according to the terms of the contract.

The agreement also provided that the Company receive $300,000 to provide Dow AgroSciences with support services of personnel for a joint research effort for a three year period. This was classified as unearned revenue on the balance sheet and is being amortized into revenue, on a straight-line basis, over the three year life of the support services commitment.

The agreement also provides for milestone payments (amounts based upon Dow AgroSciences' attainment of certain contract defined outputs measures) to be made to the Company by Dow AgroSciences upon 1) regulatory approval or first sale of any type of product by Dow AgroSciences, 2) additional payment for first commercial sale of certain crops by Dow AgroSciences and 3) additional payment for first commercial sale of any other crop within the field of activity by Dow AgroSciences. The Company will also receive royalties on all sales by Dow AgroSciences and all sublicenses entered into by Dow AgroSciences. Minimum annual royalties are due beginning January 1, 2003 through 2014 and are recoupable against the aforementioned royalties due from Dow AgroSciences.

Dow AgroSciences will undertake management of future development, regulatory approvals, seed production and marketing. The companies will also undertake a joint agricultural research effort, as discussed above, to identify new molecular designs. Dow AgroSciences may unilaterally terminate this agreement without cause.

The Dow AgroSciences Agreement was amended on October 11, 1998 to provide Dow Agro Science with an additional license for the Company's agricultural nutrition technologies. The Company received a minimum annual royalty of $200,000 at the execution of the contract. Additionally, in 1999, the Company received an initial payment of $150,000 and an additional $150,000 which was due six months after the contract execution. The research funding is to increase by $50,000 annually over the remaining four years of the funding term. These payments were currently recognized as revenue as the earnings process was complete according to the terms of the contract and the payments are not subject to recoupment by Dow AgroSciences.

The agreement also provides for milestone payments (amounts based upon Dow AgroSciences' attainment of certain contract defined output measures) to be made to the Company by Dow Agro Science upon 1) technical feasibility benchmark payments for certain products developed by Dow AgroSciences, 2) animal feeding benchmark in certain animal studies by Dow AgroSciences 3) additional payment for first commercial sale of certain crops by Dow AgroSciences, 4) additional payment for first commercial sale of any other crop within a contractually defined field of activity by Dow AgroSciences and 5) additional payments for achievement of cumulative gross margin benchmark for sale of certain crops by Dow AgroSciences. The Company will also receive royalties on all sales by Dow AgroSciences and all sublicenses entered into by Dow AgroSciences. Minimum annual royalties cease upon the achievement of certain of the aforementioned benchmarks.

In addition, Dow AgroSciences will be responsible for all development and commercialization costs. Dow AgroSciences is now owned by the Dow Chemical Company.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. NET LOSS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share:

                                                                YEAR ENDED SEPTEMBER 30,
                                                        -----------------------------------------
                                                           2000           1999           1998
                                                        -----------    -----------    -----------
Numerator:
  Net loss............................................  $(1,655,482)   $(1,337,742)   $(1,993,753)
  Preferred stock dividends and accretion amounts.....     (264,933)      (258,362)    (1,085,833)
                                                        -----------    -----------    -----------
  Numerator for basic loss per share--income available
     to common stockholders...........................   (1,920,415)    (1,596,104)    (3,079,586)
Denominator:
  Denominator for basic and loss per share--weighted
     average shares...................................   29,759,153     26,255,104     23,867,091
                                                        -----------    -----------    -----------
Basic and diluted loss per share......................  $     (0.06)   $     (0.06)   $     (0.13)
                                                        ===========    ===========    ===========

At September 30, 2000, the Company had 5,503,333 vested options (7,400,000 outstanding) for the purchase of the Company's Common Stock at exercise prices ranging from $0.05 per share to $0.875 per share. Additionally, the 4,444,444 shares of Redeemable Convertible Preferred Stock are convertible into the Company's Common Stock on a 1 for 1 basis. Furthermore, the holder of the Redeemable Convertible Preferred Stock holds a warrant for 4,965,556 shares of the Company's Common Stock at an exercise price of $0.45 per share. The purchasers of Common Stock in the March 2000 Private Placement received warrants for 5,566,004 shares of the Company's common Stock at an exercise price of $0.75 per share. These potentially dilutive securities were not included in the calculation of dilutive earnings per share because the effect would be anti-dilutive.

11. EMPLOYMENT AGREEMENT

Effective April 1, 2000, the Company hired a Chief Operating Officer -Pharmaceutical Products. His employment agreement is for an initial term of three years and provides for the issuance of 300,000 shares of restricted common stock upon joining the Company and options to purchase, subject to achievement of certain funding, investigative new drug ("IND") approval and commercialization objectives, up to 1,400,000 shares of the Company's common stock at exercise prices of $0.45 and $0.90 per share. The valuation of the restricted stock and stock options resulted in a non-cash charge of $264,000 in the quarter ending June 30, 2000 which was included in research and development expense. The related Deferred Compensation component of Stockholders' Equity ($387,000) will be amortized against income over the terms of the various option agreements. At September 30, 2000, the balance in the Deferred Compensation account was $343,999 with $43,001 charged against operations in the year ending September 30, 2000.

                                 DEMEGEN, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard D. Ekstrom and Mary Silverberg, each of them, with full power to act, as proxy, with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, the shares of Common Stock of Demegen, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held on February 16, 2001 and any adjournments thereof.

         A. Ratification of Ernst & Young LLP as independent                [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
           auditors.
         B. Nominees for Director
                 Richard D. Ekstrom                                         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
                 Jesse M. Jaynes                                            [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
                 John Bridwell                                              [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
                 Robert E. Hannan                                           [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
                 Jerry B. Hook                                              [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

         THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE. IF NO
                             SPECIFICATION IS MADE,

     THE PROXY SHALL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE AND
                                 "FOR" EACH OF

     THE NOMINEES. SUBMITTING THIS PROXY IN ADVANCE OF THE MEETING WILL NOT
                                  PREVENT YOU

        FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND THE MEETING.

                 (Continued and to be signed on the other side)

     As to any other matter, said attorneys shall vote in accordance with the recommendation of the Board of Directors.

     Please mark: I do [ ]  do not [ ] plan to attend the meeting.

                                            DATED:

                                            -------------------------------

                                              (Signature of Stockholder)

                                            -------------------------------

                                              (Signature if held jointly)

IMPORTANT: PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. IF SHARES
                                            ARE HELD JOINTLY, EACH
                                            STOCKHOLDER NAMED SHOULD SIGN.
                                            EXECUTORS, ADMINISTRATORS,
                                            TRUSTEES, ETC. SHOULD SO
                                            INDICATE WHEN SIGNING. IF THE
                                            SIGNER IS A CORPORATION, PLEASE
                                            SIGN FULL CORPORATE NAME BY
                                            DULY AUTHORIZE OFFICER.